UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☐	Definitive information statement

ADVISERS INVESTMENT TRUST

(Name of Registrant as Specified in Its Charter)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Advisers Investment Trust

690 Taylor Road, Suite 210

Gahanna, Ohio 43230

October         , 2017

Dear Shareholders:

The enclosed document is purely for informational purposes. You are not being asked to vote or take action on any matter. The document relates to the approval of a new Investment Advisory Agreement (the “New Agreement”) between the Advisers Investment Trust (the “Trust”) and River Canyon Fund Management LLC (“River Canyon”) for the River Canyon Total Return Bond Fund (the “Fund”), a series of the Trust.

River Canyon has served as investment adviser to the Fund since its inception on December 30, 2014, and will continue to manage the Fund under the New Agreement. The New Agreement is the same in all material respects except for the dates of execution, effectiveness and termination, and an increase in the advisory fee. The Board of Trustees of the Trust, after careful consideration, has approved the New Agreement and increased advisory fee. The New Agreement has been approved by shareholders holding the majority of Fund shares and, therefore, does not require further shareholder approval. Because no further approval is required and shareholders are not being asked to vote, a proxy will not be solicited and you are not being asked to vote or take action at this time.

We believe that approval of the New Agreement is in the best interest of the Fund and its current and future shareholders.

As always, please feel free to contact the Fund at 1-800-245-0371 with any questions you may have.

Sincerely,

Dana Gentile, Secretary, Advisers Investment Trust

ADVISERS INVESTMENT TRUST

River Canyon Total Return Bond Fund

October         , 2017

690 Taylor Road, Suite 210

Gahanna, Ohio 43230

INFORMATION STATEMENT

This Information Statement is being provided to the shareholders of the River Canyon Total Return Bond Fund (the “Fund”), a series of Advisers Investment Trust (the “Trust”). The Board of Trustees of the Trust, after careful consideration, has approved a new Investment Advisory Agreement (the “New Agreement”) between the Trust and River Canyon Fund Management LLC (“River Canyon” or the “Adviser”) with respect to the Fund.

The New Agreement is identical in all material respects to the existing agreement between the Trust and River Canyon with respect to the Fund (the “Existing Agreement”) but for the dates of execution, effectiveness and termination, and an increase in the advisory fee. The New Agreement has been approved by shareholders holding the majority of the shares of the Fund and, therefore, does not require further shareholder approval. Because no further approval is required and shareholders are not being asked to vote, a proxy will not be solicited and you are not being asked to vote or take action at this time.

This Information Statement is being supplied to shareholders to provide notice of the New Agreement. This Information Statement describes the New Agreement. As of the Record Date, there were issued and outstanding 2,730,703.350 shares of the Fund. As there will be no vote taken, no shares are entitled to vote on the matters discussed in this Information Statement.

The Trust will furnish, without charge, a copy of the Fund’s most recent annual or semi-annual report to any shareholder upon request. To obtain the River Canyon Total Return Bond Fund’s annual or semi-annual report, please contact the Fund by calling 1-800-245-0371, or by writing to River Canyon Total Return Bond Fund, c/o The Northern Trust Company, P.O. Box 4766, Chicago, IL 60680-4766.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

I. BACKGROUND

The New Agreement changes the advisory fee paid by the Fund to River Canyon to reflect a premium for the expertise required to employ the Fund’s strategy on a scalable level, account for a changing regulatory landscape that requires enhanced compliance policies and procedures, and to bring the fee in line with the Fund’s peers. River Canyon believes the Fund benefits by/through:

•	increased allocation of investment management resources to the Fund;

•	facilitation of Fund growth, which will lead to realization of economies of scale, through enhanced infrastructure; and

•	significant enhancement of River Canyon’s compliance team and resources.

II. THE ADVISORY AGREEMENT

The terms of the New Agreement are identical in all material respects to those of the Existing Agreement, except for the date of execution, effectiveness, and termination, and the advisory fee. The effective date of the New Agreement with respect to the Fund is November 1, 2017.

The New Agreement is attached as Appendix A. You should read the New Agreement. The description in this Information Statement of the New Agreement is only a summary.

Subject to the authority of the Board of Trustees of the Trust, River Canyon is responsible for management of the Fund’s assets in accordance with the investment objective, policies and restrictions of the Fund. Under the Existing Agreement, River Canyon’s advisory fee is 0.40% of the Fund’s average daily net assets. In addition, River Canyon contractually agreed to waive fees and reimburse expenses until January 28, 2018 to the extent that Total Annual Fund Operating Expenses (excluding brokerage costs, interest, taxes, dividend expense on short positions, litigation and indemnification expenses, expenses associated with investments in underlying investment companies, and extraordinary expenses) exceed 0.65%.

Under the New Agreement, the advisory fee is 0.65% of the Fund’s average daily net assets. Additionally, River Canyon has contractually agreed to continue to waive fees and reimburse expenses until January 28, 2018, and River Canyon has committed to continue this agreement until January 28, 2019, to the extent that Total Annual Fund Operating Expenses (excluding brokerage costs, interest, taxes, dividend expense on short positions, litigation and indemnification expenses, expenses associated with investments in underlying investment companies, and extraordinary expenses) exceed 0.65%.

The Existing Agreement was effective with respect to the Fund as of December 9, 2014. The Board of Trustees, including a majority of the Trustees who are not “interested persons” as that term is defined in the Investment Company Act of 1940 (“Independent Trustees”), most recently approved the Existing Agreement at a meeting on December 14, 2016. The Existing Agreement will terminate on November 1, 2017.

The New Agreement has an initial term of two years from its November 1, 2017 effective date. Following its initial term, the New Agreement will continue in effect for successive annual periods provided such continuance is approved at least annually by the Board or by a majority of the outstanding voting shares of the Fund. The Investment Company Act of 1940 (the “1940 Act”) defines “majority of the outstanding voting share” to mean the vote of the lesser of (a) 67% or more of the shares of the Fund represented at a meeting, called for the purpose of approving the continuance of the New Agreement if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund; provided that, in either event, its continuance also is approved by a majority of the Trust’s Trustees who are not “interested persons” (as defined in the 1940 Act) of any party to the New Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. The New Agreement terminates automatically in the event of its “assignment,” as defined under 1940 Act.

Fee Comparison

The following tables compare the fees and expenses that you paid under the Existing Agreement with the fees and expense you will pay under the New Agreement.

Shareholder Fees and Annual Fund Operating Expenses Under the Current Advisory Agreement

Institutional Shares
Shareholder Fees (Fees paid directly from your investment)	None
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	None
Maximum Deferred Sales Charge (Load) Imposed on Purchases (as a percentage of net asset value)	None
Redemption Fee	None
Annual Fund Operating Expenses (Expenses that you pay each year as a percentage of the value of your investment)
Management Fee	0.40%
Distribution (Rule 12b-1) Fees	None
Other Expenses	1.41%
Acquired Fund Fees and Expenses	0.06%
Total Annual Fund Operating Expenses	1.87%
Fee Waivers and Reimbursements[1]	(1.16)%
Total Annual Fund Operating Expenses After Fee Waivers and Reimbursements	0.71%

[1]	River Canyon has contractually agreed to waive fees and reimburse expenses to the extent that Total Annual Fund Operating Expenses (excluding brokerage costs, interest, taxes, dividend expense on short positions, litigation and indemnification expenses, expenses associated with investments in underlying investment companies, and extraordinary expenses) exceed 0.65% until January 28, 2018. If it becomes unnecessary for the Adviser to waive fees or make reimbursements, the Adviser may recapture any of its prior waivers or reimbursements for a period not to exceed three years from the fiscal year in which the waiver or reimbursement was made to the extent that such a recapture does not cause the Total Annual Fund Operating Expenses (excluding brokerage costs, interest, taxes, dividend expense on short positions, litigation and indemnification expenses, expenses associated with investments in underlying investment companies, and extraordinary expenses) to exceed the applicable expense limitation in effect at time of recoupment or that was in effect at the time of the waiver or reimbursement. The agreement to waive fees and reimburse expenses terminated automatically upon termination of the Existing Agreement.

Example: This example illustrates the hypothetical expenses that you would pay on a $1,000 investment assuming annual expenses attributable to shares remain unchanged and shares earn a 5% annual return:

1 Year	3 Years	5 Years	10 Years
$73	$475	$903	$2,095

Shareholder Fees and Annual Fund Operating Expenses Under the New Agreement*

Institutional Shares
Shareholder Fees (Fees paid directly from your investment)	None
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	None
Maximum Deferred Sales Charge (Load) Imposed on Purchases (as a percentage of net asset value)	None
Redemption Fee	None
Annual Fund Operating Expenses (Expenses that you pay each year as a percentage of the value of your investment)
Management Fee	0.65%
Distribution (Rule 12b-1) Fees	None
Other Expenses	1.41%
Acquired Fund Fees and Expenses	0.06%
Total Annual Fund Operating Expenses	2.12%
Fee Waivers and Reimbursements[1]	(1.41)%
Total Annual Fund Operating Expenses After Fee Waivers and Reimbursements	0.71%

*Pro Forma

[1]	River Canyon has contractually agreed to waive fees and reimburse expenses to the extent that Total Annual Fund Operating Expenses (excluding brokerage costs, interest, taxes, dividend expense on short positions, litigation and indemnification expenses, expenses associated with investments in underlying investment companies, and extraordinary expenses) exceed 0.65% until January 28, 2018. If it becomes unnecessary for the Adviser to waive fees or make reimbursements, the Adviser may recapture any of its prior waivers or reimbursements for a period not to exceed three years from the fiscal year in which the waiver or reimbursement was made to the extent that such a recapture does not cause the Total Annual Fund Operating Expenses (excluding brokerage costs, interest, taxes, dividend expense on short positions, litigation and indemnification expenses, expenses associated with investments in underlying investment companies, and extraordinary expenses) to exceed the applicable expense limitation in effect at time of recoupment or that was in effect at the time of the waiver or reimbursement. The agreement to waive fees and reimburse expenses may be terminated by the Board of Trustees at any time and will terminate automatically upon termination of the Existing Agreement.

Example: This example illustrates the hypothetical expenses that you would pay on a $1,000 investment assuming annual expenses attributable to shares remain unchanged and shares earn a 5% annual return. The example only reflects the expense limitation through the initial expiration date of the contract and total expenses thereafter.

1 Year	3 Years	5 Years	10 Years
$73	$528	$1,009	$2,340

For comparison purposes, the chart below shows the fees earned under the Existing Agreement and the fees that would have been earned under the New Agreement for the fiscal year ended September 30, 2016. Additionally, the impact of the Expense Limitation Agreement, as applied to both the Existing Agreement and New Agreement, is shown.

	Existing Agreement	Existing Agreement and Expense Limitation Agreement	New Agreement*	New Agreement and Expense Limitation Agreement*
Average Daily Net Assets	$25,940,380	$25,940,380	$25,940,380	$25,940,380
Advisory Fee	$103,833	($300,047)	$168,613	($364,827)
Fees Paid to Adviser	$103,833	($196,214)	$168,613	($196,214)

*Pro Forma

If the New Agreement was in effect over that period, the adviser would have earned 62.5% more in advisory fees, or $64,780 in absolute dollars.

If the New Agreement and the Proposed Expense Limitation Agreement were in effect over that period, the adviser would have earned 0% more in advisory fees, or $0 in absolute dollars.

About River Canyon

River Canyon serves as the investment adviser to the Fund and has its principal place of business at 2000 Avenue of the Stars, 11th Floor, Los Angeles, California 90067. River Canyon is organized under the laws of the state of Delaware and is a wholly owned subsidiary of Canyon Capital Advisors LLC (“Canyon Capital”), which has been managing assets since 1990 and has been registered as an investment adviser with the SEC, through its predecessor, since 1994. Canyon Capital is owned by Canyon Partners, LLC, and its principals are Joshua S. Friedman and Mitchell R. Julis, who are responsible for the investment activities and management of Canyon Capital. Canyon Capital is owned directly by The Joshua S. Friedman Family Limited Partnership and The Julis Family Limited Partnership (the “Family Partnerships”), and indirectly by Joshua S. Friedman Lifetime Trust, Beth C. Friedman Lifetime Trust, Family GST Trust Under Julis Family 2005 Irrevocable Trust, and Mitchell R. Julis by virtue of their respective ownership interests in the Family Partnerships. River Canyon registered as an investment adviser with the SEC in November 2013 to provide investment advisory services to registered investment companies and other investors seeking liquid credit strategies. As adviser to the Fund, subject to the Board of Trustees’ supervision, River Canyon reviews, supervises and administers the Fund’s investment program. River Canyon also ensures compliance with the Fund’s investment policies and guidelines. For its services, the Adviser is entitled to a management fee which is calculated daily and paid monthly based on the average daily net assets of the Fund. As of June 30, 2017, River Canyon had approximately $30 million in assets under management. During the fiscal year ended September 30, 2016, the adviser earned advisory fees of $103,833 from the Fund and River Canyon waived or reimbursed $300,047 in fees and expenses.

Below is the name and principal occupation of each principal executive officer of River Canyon, as disclosed by River Canyon in regulatory filings. The business address of each person listed below is 2000 Avenue of the Stars, 11th Floor, Los Angeles, California 90067.

Name	Title & Principal Occupation

Mitchell R. Julis	Managing Partner

Joshua S. Friedman	Managing Partner

John P. Plaga	Chief Financial Officer

Douglas A. Anderson	Chief Compliance Officer

Jonathan M. Kaplan	General Counsel

III. BOARD CONSIDERATIONS IN APPROVING THE NEW AGREEMENT

In connection with a regular meeting held on September 20, 2017, the Board of the Trust, including a majority of the Independent Trustees, discussed the approval of the New Agreement. In considering the New Agreement, the Board received materials specifically relating to the New Agreement. The Trustees were assisted by independent legal counsel throughout the agreement review process. The Board relied upon the advice of independent legal counsel and their own business judgment in determining the material factors to be considered in evaluating the New Agreement and the weight to be given to each such factor. The conclusions reached by the Trustees were based on a comprehensive evaluation of all of the information provided and were not the result of any one factor. Moreover, each Trustee may have afforded different weight to the various factors in reaching his or her conclusions with respect to the New Agreement.

The Board requested, and River Canyon provided, information and data reasonably necessary to evaluate the terms of the New Agreement including the increase in advisory fees is fair to the Fund and its shareholders, including (i) the investment performance of the Fund; (ii) the nature, extent and quality of the services to be provided by River Canon to the Fund; (iii) the cost of the services to be provided and the profits to be realized by River Canyon and its affiliates from the relationship with the Fund; (iv) the extent to which economies of scale will be realized as the Fund grows; (v) whether the fee levels reflect these economies of scale to the benefit of Fund shareholders; (vi) the advisory fees paid by other comparable funds advised by the River Canyon or by a different investment adviser; (vii) the Fund’s expense ratios and the expense ratios of similar funds; and (viii) the effect of any fee waivers and expense reimbursements made by River Canyon. The Board met directly with representatives of River Canyon and reviewed the information and data listed above.

The Board considered the proposed increase in the advisory fee to be paid by the Fund to River Canyon from 0.40% of the Fund’s average daily net assets to 0.65% of the Fund’s average daily net assets, noting that although the average advisory fee for the Fund’s peer group is 0.58% of average daily net assets, the Fund’s fee is well within the range of the peer group. They considered the premium required to operate the Fund, taking into account the sophisticated nature of the Fund’s investment strategy, which requires significant expenditures for research, risk analytics, data, trade execution and personnel. The Board noted the Fund outperformed the Barclays U.S. Aggregate Bond Index from the Fund’s inception through June 30, 2017 and for the one year period ending June 30, 2017 and a peer group of mutual funds drawn from the Morningstar Multi-Sector Bond category for the one year period ending June 30, 2017. The Board noted that despite the increased advisory fee, the Fund’s total annual operating expense would continue to be below the peer group average. The Board also noted River Canyon’s commitment to continue to limit total operating expenses to 0.65% through January 28, 2019.

The Board noted that River Canyon has operated at a loss, with respect to the management of the Fund, since the Fund’s inception and has incurred higher cost and expenses than originally anticipated. The Board noted that River Canyon hired a Senior Regulatory Counsel to support regulatory, compliance and risk related matters for the Fund. River Canyon informed the Board that it intends to allocate additional internal resources to the growth and development of the Fund and retain at least one full-time, dedicated employee focused on portfolio monitoring, shareholder services and other business matters. The Board noted that as the Fund continues to grow in size, it will require more infrastructure in terms of staff and systems (e.g., risk analytics/tools) to support its structured products investment strategy and continue to provide competitive returns to investors. The Board also noted River Canyon’s plans to dedicate additional resources to operational oversight and regulatory compliance. The Board considered River Canyon’s commitment to consider advisory fee breakpoints as the Fund grows and begins to realize economies of scale.

In reaching its conclusion to approve the New Agreement, the Board did not identify any single controlling factor. Rather, the Board noted that a combination of factors influenced their decision making process.

IV. OTHER MATTERS

Security Ownership of Management and Certain Beneficial Owners. As of the Record Date, the only shareholders known by the Trust to be the beneficial owner of more than 5% of the outstanding shares of the Fund are listed below.

Name & Address	Shares	Percentage of Fund
CCA Private Investors LLC 2000 Avenue of the Stars, 11th Floor Los Angeles, CA 90067	1,504,125.216	55.08%

Canyon Principals LP 2000 Avenue of the Stars, 11th Floor Los Angeles, CA 90067	501,375.071	18.36%

George Jikovski Santa Monica, CA	501,375.071	18.36%

Allen H. Ba Trst The Ba Family Trust Los Angeles, CA	222,388.587	8.14%

Shareholders owning more than 25% of the shares of a Fund are considered to “control” the Fund, as that term is defined under the 1940 Act. By virtue of its more than 25% ownership interest in the Fund, CCA Private Investors LLC may be deemed to control the Fund.

As a group, the Trustees and officers of the Trust owned less than 1% of the outstanding shares of the Fund as of the Record Date.

Operation of the Fund. The Fund is a diversified series of the Advisers Investment Trust, a Delaware statutory trust operating under an Amended and Restated Agreement and Declaration of Trust dated June 15, 2017. The Trust was formerly an Ohio business trust, which commenced operations on December 20, 2011. On March 31, 2017, the Trust was converted to a Delaware Statutory Trust. The Trust is an open-end investment company. The Board of Trustees supervises the business activities of the Fund. Like other mutual funds, the Fund retains various organizations to perform specialized services. The Trust, with respect to the Fund, currently retains River Canyon as the investment adviser. The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois 60603 (“Northern Trust”) serves as the Fund’s Transfer Agent, Custodian and Fund Accounting Agent. Foreside Management Services, LLC, 690 Taylor Road, Suite 210, Gahanna, Ohio 43230, provides compliance services, financial controls services and business management and governance services for the Fund. Foreside Management Services, LLC is a subsidiary of Foreside Financial Group, LLC. BHIL Distributors, LLC (“Distributor”), 3 Canal Plaza, Suite 100, Portland, Maine 04101 distributes shares of the Fund. BHIL Distributors, LLC is a subsidiary of Foreside Financial Group, LLC.

Shareholder Proposals. The Trust is not required to hold annual meetings of shareholders, and therefore it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust within a reasonable time before the Trust’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting. The cost of the preparation, printing and distribution of this Information Statement is an expense of River Canyon.

Payments to Affiliated Brokers. For the fiscal year ended September 30, 2016, the Fund did not pay any commissions to affiliated brokers.

Delivery of Documents to Shareholders Sharing an Address. Only one copy of this Information Statement is being delivered to multiple shareholders sharing an address unless the Trust has received contrary instructions from one or more of the shareholders. Upon written or oral request, the Trust will promptly deliver a separate copy of this Information Statement to a shareholder at a shared address to which a single copy of the document was delivered. Contact the Fund by calling 1-800-245-0371, or by writing to River Canyon Total Return Bond Fund, c/o The Northern Trust Company, P.O. Box 4766, Chicago, IL 60680-4766. Shareholders at shared addresses can also contact the Fund to indicate their preference regarding receiving multiple or single copies annual or semi-annual reports, information statements or proxy materials at their shared address.

APPENDIX A

ADVISORY AGREEMENT

SECOND AMENDED AND RESTATED

INVESTMENT ADVISORY AGREEMENT

SECOND AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT made this 1st day of November, 2017, between Advisers Investment Trust (the “Trust”), a Delaware statutory trust with its address at 690 Taylor Road, Suite 210, Gahanna, Ohio 43230, on behalf of the Funds listed on Schedule A, and River Canyon Fund Management LLC (the “Investment Adviser”), an investment adviser having its principal place of business at 2000 Avenue of the Stars, 11th Floor, Los Angeles, California 90067.

WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Investment Adviser is registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Trust desires to retain the Investment Adviser to furnish investment advisory and administrative services to certain investment portfolios of the Trust and may retain the Investment Adviser to serve in such capacity with respect to certain additional investment portfolios of the Trust, all as now or hereafter may be identified in Schedule A hereto as such Schedule may be amended from time to time (each investment portfolio is individually referred to herein as a “Fund” and collectively as the “Funds”) and the Investment Adviser represents that it is willing and possesses legal authority to so furnish such services without violation of applicable laws and regulations;

WHEREAS, for administrative efficiency, the Board of Trustees of the Trust now desires to amend and restate all proposed changes in their entirety into this Second Amended and Restated Investment Management Agreement (this “Agreement”).

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows with respect to the Funds:

1.	Appointment. The Trust hereby appoints the Investment Adviser to act as investment adviser to the Fund(s) for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. Additional investment portfolios may from time to time be added to those covered by this Agreement by the parties executing a new Schedule A, which shall become effective upon its execution and shall supersede any Schedule A having an earlier date.

2.	Delivery of Documents. The Trust has furnished the Investment Adviser with copies, properly certified or authenticated, of each of the following:

(a)	the Trust’s Declaration of Trust and any and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the “Declaration of Trust”);

(b)	the Trust’s By-Laws and any amendments thereto;

(c)	resolutions of the Trust’s Board of Trustees authorizing the appointment of the Investment Adviser and approving this Agreement;

(d)	the Trust’s Notification of Registration on Form N-8A under the 1940 Act, as filed with the Securities and Exchange Commission (the “Commission”), and all amendments thereto;

(e)	the Trust’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the “1933 Act”), and under the 1940 Act as filed with the Commission and all amendments thereto; and

(f)	the most recent Prospectus, Summary Prospectus and Statement of Additional Information of each of the Funds (such Prospectus, Summary Prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto, are herein collectively referred to as the “Prospectus”).

The Trust will furnish the Investment Adviser from time to time with copies of all amendments of or supplements to the foregoing.

3.	Management. Subject to the supervision of the Trust’s Board of Trustees, the Investment Adviser will provide a continuous investment program for the Fund(s), including investment research and management with respect to all securities and investments and cash equivalents in the Fund(s). The Investment Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Trust with respect to the Fund(s), including determining what portion of Fund assets will be invested or held uninvested in cash or cash equivalents. The Investment Adviser will provide the services under this Agreement in accordance with each Fund’s investment objectives, policies, and restrictions as stated in the Prospectus and resolutions of the Trust’s Board of Trustees. The Investment Adviser is authorized to execute account documentation, agreements, contracts and other documents as may be requested by brokers, dealers, counterparties and other persons in connection with the Investment Adviser’s management of the Fund(s). The Investment Adviser further agrees that it:

(a)	will use the same skill and care in providing such services as it uses in providing services to its other accounts for which it has investment responsibilities;

(b)	will conform with all applicable Rules and Regulations of the Commission under the 1940 Act and, in addition, will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Investment Adviser;

(c)

will place or cause to be placed orders for a Fund either directly with the issuer or with any broker or dealer. Subject to the provisions of Section 28(e) of the Securities Exchange Act of 1934, as amended, the Investment Adviser may effect securities transactions which cause the Fund to pay an amount of commission in excess of the amount of commission another broker or dealer would have charged, provided that the Investment Adviser determined in good faith that such amount of commission is reasonable in relation to the value of brokerage and research services provided by the broker or dealer utilized by the Investment Adviser. However, a broker’s or dealer’s sale or promotion of Fund shares shall not be a factor considered by the Investment Adviser or its personnel responsible for selecting brokers or dealers to effect securities transactions on behalf of the Fund(s), nor shall the Investment Adviser enter into any agreement or understanding under which it will direct brokerage transactions or revenue generated by those transactions to brokers or dealers to pay for distribution of Fund shares. In no instance will portfolio securities be purchased from or sold to the Trust’s principal underwriter, the Investment Adviser, or any affiliated person of the Trust, the Trust’s principal underwriter, or the Investment Adviser, except to the extent permitted by the 1940 Act and the Commission;

(d)	will maintain all books and records with respect to the securities transactions of the Fund(s) and will furnish the Trust’s Board of Trustees with such periodic and special reports as the Board may request; and

(e)	will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and the Fund(s), including a Fund’s portfolio holdings, and prior, present, or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Investment Adviser may be exposed to civil or criminal contempt proceedings for failure to comply when requested to divulge such information by duly constituted authorities, or except where such information is or becomes generally publicly available other than as a result of a disclosure by the Investment Adviser, or when so requested by the Trust.

The Investment Adviser may, subject to the approval of the Trust’s Board of Trustees, appoint a sub-adviser to provide the services contemplated hereunder; provided, however, that the Investment Adviser shall not be relieved of any of its obligations under this Agreement by the appointment of such sub-adviser and provided further, that the Investment Adviser shall be responsible, to the extent provided in Section 8 hereof for all acts of such sub-adviser as if such acts were its own.

4.	Services Not Exclusive. The investment management services furnished by the Investment Adviser hereunder are not to be deemed exclusive, and the Investment Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

5.	Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Adviser hereby agrees that all records which it maintains for the Fund(s) are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust’s request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

6.	Expenses. During the term of this Agreement, the Investment Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any, taxes, borrowing costs (such as dividend expenses on securities sold short and interest)) purchased for the Fund. The Investment Adviser shall not be obligated under this Agreement to pay expenses of or for the Trust or any Fund not expressly assumed by the Investment Adviser in this Section 6 or as the Investment Adviser may voluntarily assume by separate written agreement.

7.	Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Fund(s) will pay the Investment Adviser and the Investment Adviser will accept as full compensation therefor a fee as set forth on Schedule A hereto. The obligation of the Fund(s) to pay the above-described fee to the Investment Adviser will begin as of the date of the initial public sale of shares in the Fund(s). The fee attributable to a Fund shall be the obligation of that particular Fund and not of any other Fund.

8.	Limitation of Liability. The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

9.	Duration and Termination. This Agreement will become effective with respect to each Fund listed on Schedule A as of the date first written above (or, if a particular Fund is not in existence on that date, on the date a registration statement relating to that Fund becomes effective with the Commission), provided that it shall have been approved by vote of a majority of the outstanding voting securities of such Fund, in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect until December, 2016. Thereafter, if not terminated, this Agreement shall continue in effect as to a particular Fund for successive one-year terms, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust’s Board of Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust’s Board of Trustees or by the vote of a majority of all votes attributable to the outstanding shares of such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to a particular Fund at any time on 60 days’ written notice, without the payment of any penalty, by the Trust (by vote of the Trust’s Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund) or by the Investment Adviser. This Agreement will immediately terminate in the event of its assignment. As used in this Agreement, the terms “majority of the outstanding voting securities”, “interested persons” and “assignment” shall have the same meanings as ascribed to such terms in the 1940 Act.

10.	Investment Adviser’s Representations. The Investment Adviser hereby represents and warrants that it is willing and possesses all requisite legal authority to provide the services contemplated by this Agreement without violation of applicable law and regulations.

11.

Use of Name. The Trust and the Investment Adviser acknowledge that all rights to the name “Advisers Investment Trust” or any variation thereof belong to the Trust. The Trust and the Investment Adviser acknowledge that all rights to the name “River Canyon” or “River Canyon Fund Management” or any variation thereof belong to the Investment Adviser and that the Trust is being granted a limited license to use “River Canyon” or “River Canyon Fund Management” in its name, in the name of any of the Funds or in the name of any class of shares. In the event that the Investment Adviser ceases to be an adviser to the Trust, the Trust’s right to the use of the name “River Canyon” or “River Canyon Fund Management” shall automatically cease promptly upon termination of this Agreement. The right to “River Canyon” or “River Canyon Fund Management” may also be withdrawn by the Investment Adviser during the term of this Agreement upon ninety (90) days written notice by the Investment Adviser to the Trust. Nothing contained herein shall impair or diminish in any respect, the Investment Adviser’s right to use the name “River Canyon” or “River Canyon Fund Management” in the name of, or in connection with, any other business enterprises with which the Adviser is or may become associated. There is no charge to the Trust for the right to use this name.

12.	Confidentiality. Without the prior consent of the other party, no party shall disclose Confidential Information (as defined below) of any other party received in connection with the services provided under this Agreement. The receiving party shall use the same degree of care as it uses to protect its own confidential information of like nature, but no less than a reasonable degree of care, to maintain in confidence the Confidential Information of the disclosing party. The foregoing provisions shall not apply to any information that (i) is, at the time of disclosure, or thereafter becomes, part of the public domain through a source other than the receiving party, (ii) is subsequently learned from a third party that, to the knowledge of the receiving party, is not under an obligation of confidentiality to the disclosing party, (iii) was known to the receiving party at the time of disclosure, or (iv) is generated independently by the receiving party, or (v) is disclosed pursuant to applicable law, subpoena, applicable professional standards, request of a governmental or regulatory agency, or other process after reasonable notice to the other party. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity, to an injunction or injunctions without bond or other security to prevent breaches of this provision.

For the purpose of this Agreement, Confidential Information shall mean NPPI (as defined below), any information identified by either party as “Confidential” and/or “Proprietary” or which, under all of the circumstances, ought reasonably to be treated as confidential and/or proprietary, or any nonpublic information obtained hereunder concerning the other party.

Nonpublic personal information relating to shareholders of the Trust (“NPPI”) provided by, or at the direction of, the Trust to the Adviser, or collected or retained by the Investment Adviser in the course of performing its duties and responsibilities under this Agreement shall remain the sole property of the Trust. The Investment Adviser shall not give, sell or in any way transfer such Confidential Information to any person or entity, other than affiliates of the Investment Adviser except in connection with the performance of the Investment Adviser’s duties and responsibilities under this Agreement, at the direction of the Trust or as required or permitted by law (including applicable anti-money laundering laws). The Investment Adviser represents, warrants and agrees that it has in place and will maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to shareholders of the Trust. The Investment Adviser represents to the Trust that it has adopted a statement of its privacy policies and practices as required by Regulation S-P and agrees to provide the Trust with a copy of that statement annually.

The parties agree to comply with any and all regulations promulgated by the Securities and Exchange Commission or other applicable laws regarding the confidentiality of shareholder information.

The provisions of this Section shall survive the termination of this Agreement.

13.

Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, and no amendment of this Agreement shall be effective until approved by the Board, including a majority of the trustees who are not interested persons of the Adviser or of the Trust, cast in person at a meeting called for the purpose of voting on such approval, and (if required under interpretations of the 1940 Act by the Securities and Exchange Commission or its staff) by vote of the holders of a majority of the outstanding voting securities of the Fund to which the amendment relates.

14.	Governing Law. This Agreement shall be governed by and its provisions shall be construed in accordance with the laws of the State of Delaware.

15.	Miscellaneous. A copy of the Agreement and Declaration of Trust establishing the Trust is on file with the Secretary of State of Delaware, and notice is hereby given that this Agreement is executed by the Trust on behalf of the Fund(s) by an officer of the Trust as an officer and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property belonging to the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

Advisers Investment Trust

By:

Name:

Title:

River Canyon Fund Management LLC

By:

Name:

Title:

DATED: November 1, 2017

SCHEDULE A

TO THE SECOND AMENDED and RESTATED

INVESTMENT ADVISORY AGREEMENT

BETWEEN ADVISERS INVESTMENT TRUST

AND

RIVER CANYON FUND MANAGEMENT LLC

Name of Fund	Compensation*
River Canyon Total Return Bond Fund	Annual rate of 0.65% of the average daily net assets of the Fund.

Advisers Investment Trust

By:

Name:

Title:

River Canyon Fund Management LLC

By:

Name:

Title:

*	All fees are computed daily and paid monthly.